BRAZE REPORTS FISCAL FIRST QUARTER 2023 RESULTS

First quarter revenue grew 61.9% year-over-year to $77.5 million

Achieved dollar-based net retention of 127% for the trailing 12 months

Generated $15.7 million of Free Cash Flow in the first quarter

NEW YORK -- (BUSINESSWIRE) -- June 13, 2022 -- Braze (Nasdaq: BRZE) a leading comprehensive customer engagement platform that powers interactions between consumers and brands they love, today announced results for its fiscal quarter ended April 30, 2022.

“We are off to a great start to fiscal 2023 with the first quarter demonstrating robust demand for the Braze Customer Engagement Platform,” said Bill Magnuson, cofounder and CEO of Braze. "Given our strong momentum, we are raising our 2023 outlook and remain committed to delivering best-in-class customer engagement at scale, while running our business with discipline and efficiency.”

Fiscal First Quarter 2023 Financial Highlights

•Revenue was $77.5 million compared to $47.9 million in the first quarter of the fiscal year ended January 31, 2022, up 61.9% year-over year, driven primarily by new customers, upsells and renewals.
•Subscription revenue in the quarter was $72.8 million compared to $44.7 million in the first quarter of the fiscal year ended January 31, 2022, and professional services and other revenue was $4.7 million compared to $3.2 million in the first quarter of the fiscal year ended January 31, 2022.
•Remaining performance obligations as of April 30, 2022 was $390.9 million, of which $255.1 million is current, which we define as less than one year.
•GAAP Gross Margin was 66.6% compared to 67.0% in the first quarter of the fiscal year ended January 31, 2022.
•Non-GAAP Gross Margin was 67.8% compared to 67.4% in the first quarter of the fiscal year ended January 31, 2022.
•Dollar-based net retention for all customers for the trailing 12 months ended April 30, 2022 and April 30, 2021 was 127% and 124%, respectively; dollar-based net retention for customers with annual recurring revenue (ARR) of $500,000 or more was 133% compared to 134% in the first quarter of the fiscal year ended January 31, 2022.
•Total customers increased to 1,503 as of April 30, 2022 from 1,002 as of April 30, 2021; 129 of our customers had ARR of $500,000 or more as of April 30, 2022, compared to 78 customers as of April 30, 2021.
•GAAP operating loss was $39.6 million compared to an operating loss of $13.0 million in the first quarter of the fiscal year ended January 31, 2022. Contributors to the operating loss in the quarter included $17.0 million on stock compensation expense and a $4.3 million contribution related to our 1% Pledge.
•Non-GAAP operating loss was $18.0 million compared to a loss of $6.1 million in the first quarter of the fiscal year ended January 31, 2022.
•GAAP net loss per basic and diluted share attributable to Braze common stockholders was $(0.42) compared to $(0.65) in the first quarter of the fiscal year ended January 31, 2022.
•Non-GAAP net loss per basic and diluted share attributable to Braze common stockholders was $(0.19) compared to $(0.30) in the first quarter of the fiscal year ended January 31, 2022.
•Net cash provided by operating activities was $17.9 million compared to net cash used in operating activities of $3.8 million in the first quarter of the fiscal year ended January 31, 2022.

•Free cash flow was $15.7 million compared to $(4.6) million in the first quarter of the fiscal year end January 31, 2022.
•Total cash and cash equivalents, restricted cash, and marketable securities was $534.1 million as of April 30, 2022 compared to $518.1 million as of January 31, 2022.

Recent Business Highlights

•Notable new business wins and upsells in the quarter included Little Spoon, Mercari, PaulCamper (Germany), and Pizza Hut (Australia).
•Launched Braze for Success, a series of new offerings and enhancements to provide customers with end-to-end support, more flexible onboarding, robust creative services, enhanced customer education, and new channels for customer support.
•Continued to add talent to the team, hiring 120 employees in Q1, bringing the total Braze team to over 1,280.

Financial Outlook

Braze is initiating guidance for the fiscal second quarter ending July 31, 2022 and updating guidance for the fiscal year ending January 31, 2023.

Metric (in millions, except per share amounts)	FY 2023 Q2 Guidance	FY 2023 Guidance
Revenue	$80.5 - 81.5	345.0 - 349.0
Non-GAAP operating loss	$(19.5) - (20.5)	$(77.0) - (81.0)
Non-GAAP net loss	$(18.5) - (19.5)	$(74.5) - (78.5)
Non-GAAP net loss per share	$(0.19) - (0.20)	$(0.78) - (0.82)
Weighted average shares outstanding	~95.4	~95.8

Braze has not reconciled its guidance as to non-GAAP operating loss, non-GAAP net loss or non-GAAP net loss per share to their most directly comparable GAAP measure as a result of uncertainty regarding, and the potential variability of, reconciling items such as stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in Braze’s stock price. Accordingly, reconciliation is not available without unreasonable effort, although it is important to note that these factors could be material to Braze’s results calculated in accordance with GAAP.

Conference Call Information:

What: Braze First Quarter Fiscal Year 2023 Financial Results Conference Call
When: Monday, June 13th at 5:00 pm EDT / 2:00 pm PDT
Webcast & Supplemental Data: investors.braze.com
Replay: A webcast replay will be available on Braze’s investor site at investors.braze.com.

Supplemental and Other Financial Information

Supplemental information, including an accompanying financial presentation and other information can be accessed through Braze’s investor website at investors.braze.com

Non-GAAP Financial Measures

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss, non-GAAP net loss, non-GAAP net loss per share, basic and diluted, and non-GAAP free cash flow. Braze defines non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss and non-GAAP net loss as the respective GAAP balances, adjusted for stock-based compensation expense, employer taxes related to stock-based compensation and charitable contribution expense. Prior to the first quarter of the fiscal year ended January 31, 2023, Braze did not adjust non-GAAP gross profit and margin, non-GAAP sales and marketing expense, non-GAAP research and development expense, non-GAAP general and administrative expense, non-GAAP operating loss or non-GAAP net loss for employer taxes related to stock-based compensation or charitable contribution expense, because these amounts were immaterial in prior periods. Braze defines non-GAAP free cash flow as net cash used in operating activities, minus purchases of property and equipment and minus capitalized internal-use software costs. Investors are encouraged to review the reconciliation of these historical non-GAAP financial measures to their most directly comparable GAAP financial measures.

Braze uses this non-GAAP financial information internally in analyzing its financial results and believes that this non-GAAP financial information, when taken collectively with GAAP financial measures, may be helpful to investors because it provides consistency and comparability with past financial performance and assists in comparisons with other companies, some of which use similar non-GAAP financial information to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, and should not be considered a substitute for financial information presented in accordance with generally accepted accounting principles in the United States (GAAP), and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded in Braze’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by Braze’s management about which expenses are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below in the financial statement tables included below in this press release for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP.

Braze encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly and fiscal year financial results, including this press release, and not to rely on any single financial measure to evaluate Braze’s business.

Definition of Other Business Metrics

Customer: Braze defines a customer, as of period end, as the separate and distinct, ultimate parent-level entity that has an active subscription with Braze to use its products. A single organization could have multiple distinct contracting divisions or subsidiaries, all of which together would be considered a single customer.

Annual Recurring Revenue (ARR): Braze defines ARR as the annualized value of customer subscription contracts, including certain premium professional services that are subject to contractual subscription terms, as of the measurement date, assuming any contract that expires during the next 12 months is renewed on its existing terms (including contracts for which Braze is negotiating a renewal). Braze’s calculation of ARR is not adjusted for the impact of any known or projected future events (such as customer cancellations, expansion or contraction of existing customers relationships or price increases or decreases) that may cause any such contract not to be renewed on its existing terms. ARR may decline or fluctuate as a result of a number of factors, including customers’ satisfaction or dissatisfaction with Braze’s products and professional services, pricing, competitive offerings, economic conditions or overall changes in Braze’s customers’ spending levels. ARR should be viewed independently of revenue and does not represent Braze’s GAAP revenue on an annualized basis or a forecast of revenue, as it is an operating metric that can be impacted by contract start and end dates and renewal rates.

Dollar-Based Net Retention Rate: Braze calculates dollar-based net retention rate as of a period end by starting with the ARR from a cohort of customers as of the as of 12 months prior to such period-end (the Prior Period ARR).

Braze then calculates the ARR from the same cohort of customers as of the end of the current period (the Current Period ARR). Current Period ARR includes any expansion and is net of contraction or attrition over the last 12 months, but excludes ARR from new customers in the current period. Braze then divides the total Current Period ARR by the total Prior Period ARR to arrive at the point-in-time dollar-based net retention rate. Braze then calculates the weighted average point-in-time dollar-based net retention rates as of the last day of each month in the current trailing 12-month period to arrive at the dollar-based net retention rate.

Remaining Performance Obligations: The transaction price allocated to remaining performance obligations represents amounts under non-cancelable contracts expected to be recognized as revenue in future periods, and may be influenced by several factors, including seasonality, the timing of renewals, the timing of service delivery and contract terms. Unbilled portions of the remaining performance obligation are subject to future economic risks including bankruptcies, regulatory changes and other market factors.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Braze’s financial outlook for the second quarter of and full fiscal year ended January 31, 2023. These forward-looking statements are based on current expectations, estimates, forecasts and projections. Words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “hope,” “intend,” “may,” might,” “potential,” “predict,” “project,” “shall,” “should,” “target,” “will” “and variations of these terms and similar expressions are intended to identify these forward-looking statements, although not all forward-looking statements contain these identifying words.

Forward-looking statements are based on Braze’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Braze’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks include, but are not limited to, risks and uncertainties related to: (1) unstable market and economic conditions may have serious adverse consequences on Braze’s business, financial condition and share price; (2) Braze’s recent rapid revenue growth may not be indicative of its future revenue growth; (3) Braze’s history of operating losses; (4) Braze’s limited operating history at its current scale; (5) Braze’s ability to successfully manage its growth; (6) the accuracy of estimates of market opportunity and forecasts of market growth and the impact that global macroeconomic uncertainty, including from the ongoing COVID-19 pandemic and ongoing conflict between Russia and Ukraine, and general market, political, economic and business conditions could have on Braze’s or its customers’ businesses, financial condition and results of operations; (7) Braze’s ability and the ability of its platform to adapt and respond to changing customer or consumer needs, requirements or preferences; (8) Braze’s ability to attract new customers and renew existing customers; (9) the competitive markets in which Braze participates and the intense competition that it faces; (10) Braze’s ability to adapt and respond effectively to rapidly changing technology, evolving cybersecurity and data privacy risks, evolving industry standards or changing regulations; and (11) Braze’s reliance on third-party providers of cloud-based infrastructure; as well as other risks and uncertainties discussed in the “Risk Factors” section of Braze’s Annual Report on Form 10-K for the fiscal year ended January 31, 2022, filed with the Securities and Exchange Commission (SEC) on March 31, 2022 and other subsequent filings Braze makes with the SEC from time to time, including Braze’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2022 that will be filed with the SEC. The forward-looking statements included in this press release represent Braze’s views only as of the date of this press release and Braze assumes no obligation, and does not intend to update these forward-looking statements, except as required by law.

About Braze

Braze is a leading comprehensive customer engagement platform that powers interactions between consumers and brands they love. With Braze, global brands can ingest and process customer data in real time, orchestrate and optimize contextually relevant, cross-channel marketing campaigns and continuously evolve their customer engagement strategies. Braze has been recognized as one of Fortune's 2021 Best Workplaces in New York, Fortune's 2021 Best Workplace for Millennials, and 2021 UK Best Workplaces for Women by Great Place to Work. The

company is headquartered in New York with offices in Austin, Berlin, Chicago, London, San Francisco, Singapore, and Tokyo. Learn more at braze.com.

Braze uses its Investor website at investors.braze.com as a means of disclosing material non-public information, announcing upcoming investor conferences and for complying with its disclosure obligations under Regulation FD. Accordingly, you should monitor its investor relations website in addition to following its press releases, SEC filings and public conference calls and webcasts.

Selected Financial Data

BRAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
(in thousands, except per share amounts)

	Three Months Ended April 30,
	2022	2021

Revenue	$77,495	$47,877
Cost of revenue (1)(2)	25,906	15,807
Gross Profit	51,589	32,070

Operating expenses:
Sales and marketing (1)(2)	46,044	24,351
Research and development (1)(2)	21,620	11,797
General and administrative (1)(2)(3)	23,574	8,947
Total operating expenses	91,238	45,095
Loss from operations	(39,649)	(13,025)
Other income, net	30	32
Loss before provision for income taxes	(39,619)	(12,993)
Provision for income taxes	14	160
Net loss	(39,633)	(13,153)
Net loss attributable to redeemable non-controlling interest	(364)	(319)
Net loss attributable to Braze, Inc.	$(39,269)	$(12,834)

Net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	$(0.42)	$(0.65)
Weighted-average shares used to compute net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	93,250	19,669

(1) Includes stock-based compensation as follows:

	Three Months Ended April 30,
	2022	2021
Cost of revenue	$920	$190
Sales and marketing	5,667	2,338
Research and development	6,173	2,587
General and administrative	4,211	1,841
Total stock-based compensation expense	$16,971	$6,956

(2) Includes employer taxes related to stock-based compensation as follows:

	Three Months Ended April 30,
	2022	2021
Cost of revenue	$16	$—
Sales and marketing	167	—
Research and development	127	—
General and administrative	65	3
Total employer taxes related to stock-based compensation	$375	$3

(3) Includes charitable donation expense as follows:

	Three Months Ended April 30,
	2022	2021
General and administrative	$4,260	$—

BRAZE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands, except share and per share amounts)

	April 30, 2022	January 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$90,610	$478,937
Accounts receivable, net of allowance of $646 and $743 at April 30, 2022 and January 31, 2022, respectively	42,663	64,504
Marketable securities	439,486	35,156
Prepaid expenses and other current assets	26,006	29,588
Total current assets	598,765	608,185
Restricted cash, noncurrent	4,036	4,036
Property and equipment, net	9,497	7,393
Operating lease right-of-use assets	54,804	—
Deferred contract costs	44,488	41,689
Other assets	4,708	4,959
TOTAL ASSETS	$716,298	$666,262
LIABILITIES, CONVERTIBLE PREFERRED STOCK, REDEEMABLE NON-CONTROLLING INTEREST, AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,680	$2,083
Accrued expenses and other current liabilities	28,870	31,623
Deferred revenue	139,437	126,260
Operating lease liabilities, current	9,992	—
Total current liabilities	180,979	159,966
Operating lease liabilities, noncurrent	47,392	—
Other long-term liabilities	383	1,478
TOTAL LIABILITIES	228,754	161,444
COMMITMENTS AND CONTINGENCIES (Note 13)
Redeemable non-controlling interest (Note 4)	2,871	3,235
STOCKHOLDERS’ EQUITY
Class A common stock, $0.0001 par value; 2,000,000,000 shares authorized as of April 30, 2022 and January 31, 2022; 47,078,151 and 18,549,183 shares issued and outstanding as of April 30, 2022 and January 31, 2022, respectively	5	1
Class B common stock, $0.0001 par value; 110,000,000 shares authorized as of April 30, 2022 and January 31, 2022; 46,728,599 and 74,418,847 shares issued and outstanding as of April 30, 2022 and January 31, 2022, respectively	4	8
Additional paid-in capital	741,291	717,175
Accumulated other comprehensive loss	(2,397)	(640)
Accumulated deficit	(254,230)	(214,961)
TOTAL STOCKHOLDERS’ EQUITY	484,673	501,583
TOTAL LIABILITIES, CONVERTIBLE PREFERRED STOCK, REDEEMABLE NON-CONTROLLING INTEREST AND STOCKHOLDERS’ EQUITY	$716,298	$666,262

BRAZE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Three Months Ended April 30,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss (including amounts attributable to redeemable non-controlling interests)	$(39,633)	$(13,153)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	16,971	6,956
Amortization of deferred contract costs	5,407	3,800
Depreciation and amortization	965	588
Provision for credit losses	(143)	(210)
Value of common stock donated to charity	4,260	—
Amortization of discount/premium on marketable securities	13	160
Non-cash foreign exchange loss	505	75
Deferred income taxes	4	1
Changes in operating assets and liabilities:
Accounts receivable	21,984	8,355
Prepaid expenses and other current assets	3,615	(1,576)
Deferred contract costs	(8,205)	(5,666)
ROU Assets and Liabilities	879	—
Other assets	614	(1,892)
Accounts payable	28	119
Accrued expenses and other current liabilities	(2,530)	(7,463)
Deferred revenue	13,177	6,157
Other long-term liabilities	10	(58)
Net cash provided by/(used in) operating activities	17,921	(3,807)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(1,960)	(298)
Capitalized internal-use software costs	(306)	(498)
Purchases of marketable securities	(421,537)	(8,059)
Maturities of marketable securities	16,000	26,008
Net cash (used in)/provided by investing activities	(407,803)	17,153
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of common stock options	2,630	2,184
Payment of deferred offering costs	—	(219)
Repurchase of shares related to early exercised options	—	—
Net cash provided by financing activities	2,630	1,965
Effect of foreign currency exchange rate changes on cash, cash equivalents, and restricted cash	(1,075)	(134)
Net change in cash, cash equivalents, and restricted cash	(388,327)	15,177
Cash, cash equivalents, and restricted cash, beginning of period	482,973	33,018
Cash, cash equivalents, and restricted cash, end of period	$94,646	$48,195

BRAZE, INC.
U.S. GAAP RECONCILIATION OF NON-GAAP ADJUSTED RESULTS
(in thousands, except per share amounts)

The following tables reconcile each non-GAAP financial measure to its most directly comparable GAAP financial measure:

Reconciliation of GAAP to Non-GAAP Gross Margin	Three Months Ended April 30,
	2022	2021

Gross Profit	$51,589	$32,070
Plus:
Stock-based compensation expense	920	190
Employer taxes related to stock-based compensation	16	—
Non-GAAP Gross Profit	$52,525	$32,260
GAAP Gross Margin	66.6%	67.0%
Non-GAAP Gross Margin	67.8%	67.4%

Reconciliation of GAAP to Non-GAAP Operating Expenses	Three Months Ended April 30,
	2022	2021

GAAP sales and marketing expense	$46,044	$24,351
Less:
Stock-based compensation expense	5,667	2,338
Employer taxes related to stock-based compensation expense	167	—
Non-GAAP sales and marketing expense	$40,210	$22,013

GAAP research and development expense	$21,620	$11,797
Less:
Stock-based compensation expense	6,173	2,587
Employer taxes related to stock-based compensation expense	127	—
Non-GAAP research and development expense	$15,320	$9,210

GAAP general and administrative expense	$23,574	$8,947
Less:
Stock-based compensation expense	4,211	1,841
Employer taxes related to stock-based compensation expense	65	3
Charitable contribution expense	4,260	—
Non-GAAP general and administrative expense	$15,038	$7,103

Reconciliation of GAAP to Non-GAAP Operating Loss	Three Months Ended April 30,
	2022	2021

Loss from operations	$(39,649)	$(13,025)
Plus:
Stock-based compensation expense	16,971	6,956
Employer taxes related to stock-based compensation expense	375	3
Charitable contribution expense	4,260	—
Non-GAAP loss from operations	$(18,043)	$(6,066)

Reconciliation of GAAP to Non-GAAP Net Loss	Three Months Ended April 30,
	2022	2021

Net loss attributable to Braze, Inc.	$(39,269)	$(12,834)
Plus:
Stock-based compensation expense	16,971	6,956
Employer taxes related to stock-based compensation expense	375	3
Charitable contribution expense	4,260	—
Non-GAAP net loss attributable to Braze, Inc. (1)	$(17,663)	$(5,875)

Non-GAAP net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	$(0.19)	$(0.30)
Weighted-average shares used to compute net loss per share attributable to Braze, Inc. common stockholders, basic and diluted	93,250	19,669

(1) Assumes no tax impact due to the Company’s net loss position and deferred tax assets.

Reconciliation of GAAP Cash Flow from Operating Activities to Non-GAAP Free Cash Flow	Three Months Ended April 30,
	2022	2021

Net cash provided by/(used in) operating activities	$17,921	$(3,807)
Less:
Purchases of property and equipment	(1,960)	(298)
Capitalized internal-use software costs	(306)	(498)
Non-GAAP Free cash flow	$15,655	$(4,603)

Contact Information

Investors:
Christopher Ferris
IR@braze.com
(609) 964-0585

Media:
Meghan Halaszynski
Press@braze.com

Source: Braze, Inc.

Braze is a registered trademark of Braze, Inc.
All product and company names herein may be trademarks of their registered owners.